                                                                  EXHIBIT 10.16

                  SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

                    This Pledge Agreement (as amended, supplemented, or otherwise modified from time to time, this "Pledge Agreement"), dated as of May 31, 2000, replaces and supersedes an Amended and Restated Pledge Agreement, dated as of December 8, 1999, and is made by and among RICHARD BAKER, with an address at c/o Global Datatel, Inc., 3333 Congress Avenue, Suite 404, Delray Beach, Florida 33445, (the "Pledgor"); GLOBAL DATATEL, INC., a Nevada corporation, with an address at 3333 Congress Avenue, Suite 404, Delray Beach, Florida 33445 ("Global"), and SURGE COMPONENTS, INC., a New York corporation, with an address at 10116 Grand Boulevard, Deer Park, New York 11729 ("Surge").

                              W I T N E S S E T H:

                    WHEREAS, Surge has loaned approximately Six Million Two Hundred Fifty Thousand ($6,250,000) Dollars to Global as of this date (the "Loans" and any promissory notes evidencing said loans are the "Notes");

                    WHEREAS, Surge and Global have terminated, as of the date of this Pledge Agreement, an Amended and Restated Pledge Agreement dated as of December 8, 1999;

                    WHEREAS, the Pledgor has agreed to indemnify Surge in connection with the cancellation of 1,000,000 shares of Global Common Stock held by International Technology Marketing, Inc. and in connection with any possible claims asserted by Joseph Charles & Company, Inc.;

                    WHEREAS, as a condition to proceeding with the Global Acquisition, the Pledgor is required, among other things, to execute and deliver this Pledge Agreement; and

                    WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the completion of the Global Acquisition.

                    NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Surge to complete the Global Acquisition, the Pledgor and Surge agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                    1.1 Certain Terms. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
"Collateral" is defined in Section 2.1.

"Distributions" means all dividends and distributions with respect to any Pledged Shares whether in cash, securities, property, rights to purchase securities or properties, or otherwise.

"Event of Default" means an Event of Default as defined in the Notes, any default by Global in the payment or performance of any of the Secured Obligations or any claim or expense resulting directly or indirectly, from Global's cancellation of 1 million shares of its common stock issued in the name of International Technology Marketing under this Pledge Agreement which continues unremedied for any applicable cure period after written notice thereof, when required, from Surge to Global and/or Pledgor.

"Material Adverse Effect" means a material adverse change in the business, operations, assets, financial condition, income or prospects of the Pledgor or Global.

"Pledge Agreement" is defined in the preamble.

"Pledged Property" means all Pledged Shares, all other securities, all assignments of any amounts due or to become due with respect thereto, and all other property or instruments which may from time to time hereafter be delivered by the Pledgor or Global to Surge for the purpose of pledge under this Pledge Agreement, and all proceeds of any of the foregoing.

"Pledged Shares" means the 1,000,000 shares of capital stock of Pledgor delivered to Surge in Surge's name and any additional shares of Pledgor Common Stock issued in exchange for or in respect of such 1,000,000 shares of Common Stock. The Pledged Shares were previously registered in the name of Richard Baker "Pledgor" are defined in the preamble.

"Secured Obligations" is defined in Section 2.2.

                    1.2. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Notes.

                    1.3 U.C.C. Definitions. Unless otherwise defined herein or in the Notes or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II
                                     PLEDGE

                    2.1 Grant of Security Interest. The Pledgor hereby pledge, hypothecate, assign, charge, deliver and transfer to Surge and hereby grant to Surge, a continuing security interest in, all of the following property (collectively, the "Collateral"):

                    (a) the Pledged Shares;

                    (b) all other Pledged Shares issued from time to time;

                    (c) all other Pledged Property, whether now or hereafter delivered to Surge in connection with this Pledge Agreement;

                    (d) all Distributions and other payments and rights with respect to any Pledged Shares of Pledged Property; and

                    (e) all proceeds of any of the foregoing.

                    2.2 Security for Pledgor' Obligations. This Pledge Agreement secures the payment and performance in full of all of the obligations of Global (the "Secured Obligations") under the Loans, Notes and this Pledge Agreement.

                    2.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares shall be delivered to and held by or on behalf of Surge pursuant hereto, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

                    2.4 Distributions on Pledged Shares. It is intended that all Distributions with respect to any Pledged Property shall be held by Surge and shall be part of the Collateral. If Pledgor or Global shall at any time receive or come into possession or control of any such Distributions, they shall forthwith deliver the same to Surge.

                    2.5 Continuing Security Interest; Releases of Collateral.

                    (a) This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Pledgor and his successors, transferees and assigns, and inure, together with the rights and remedies of Surge hereunder, to the benefit of Surge, its successors and assigns.

                    (b) Surge will release from this Pledge Agreement the Collateral (or so much thereof as remains in pledge hereunder) one year from the date hereof (the "Termination Date") if during such time (i) Surge receives 1 million shares of Global Common Stock held by International Technology Marketing, Inc. ("ITM") or said shares are otherwise voluntarily cancelled or forfeited by ITM, and (ii) no claim, formal or informal, is asserted by Joseph Charles and Company, Inc. against Global or Surge.

                    (c) Upon the release of Collateral from this Pledge Agreement, Surge will, at the Pledgor' sole expense, deliver to the Pledgor the certificates and instruments representing or evidencing the Collateral to be so released (or the successor securities to such certificates), and will execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such Collateral.

                    2.6. Waiver, etc. The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Pledge Agreement and any requirement that Surge protect, secure, perfect or insure any lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any guarantor) or entity or any collateral securing the Obligations of any Obligor, as the case may be.

                    2.7 Security Interest Absolute. All rights of Surge and the liens (the "Liens") granted to Surge hereunder, and all obligations of the Pledgor hereunder, shall not be affected by:

                    (a) the failure of Surge

                             (i) to assert any claim or demand or to enforce any
right or remedy against the Pledgor, any other Obligor or any other Person under the provisions of the Notes or otherwise, or

                             (ii) to exercise any right or remedy against any
guarantor of, or collateral securing, any Secured Obligations of the Pledgor or any other Obligor,

                    (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Obligation of Global or any other Obligor,

                    (c) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Notes,

                    (d) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Pledgor, Global, any other Obligor, any surety or any guarantor.

                    2.8 Postponement of Subrogation, etc. The Pledgor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Termination Date. Any amount paid to the Pledgor on account of any payment made hereunder prior to the Termination Date shall be held in trust for the benefit of Surge and shall immediately be paid to Surge, and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Notes.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                    3.1 Warranties, etc. Global and the Pledgor hereby represent and warrant, jointly and severally, to Surge as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to Surge of any Collateral, as set forth in this Article.

                    3.2. Non-Contravention, etc. The execution, delivery and performance by the Pledgor of this Pledge Agreement is within the Pledgor's powers, has been duly authorized and agreed to by Pledgor, and does not contravene (i) any material contract binding on or affecting Pledgor, (ii) any court decree or order binding on or affecting the Pledgor or (iii) any law or governmental regulation binding on or affecting the Pledgor.

                    3.3 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens or claims other than the Liens granted pursuant hereto, and/ or have been delivered in Surge's name as Pledgee.

                    3.4 As to Pledged Shares. All of the Pledged Shares are duly authorized and validly issued, fully paid and non-assessable. All Pledged Shares are certificated, and have been delivered to Surge with stock powers, accompanied by undated instruments of transfer duly executed in blank, and Surge has "control" (as defined in the U.C.C.) of such Pledged Shares.

                    3.5 Authorization, Approval, etc. No authorization or, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required either:

                    (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by the Pledgor, or

                    (b) for the exercise by Surge of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                    3.6 Compliance with Laws. Global is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could have a Material Adverse Effect or adversely affect the value of the Collateral.

                                   ARTICLE IV
                                    COVENANTS

                    4.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge hypothecate or encumber in any other manner the Collateral (except in favor of Surge hereunder). The Pledgor will warrant and defend the right and title herein granted unto Surge in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that Surge may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Surge to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                    4.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, undated stock powers or other equivalent instruments of transfer reasonably acceptable to Surge and/or will be delivered in Surge's name. The Pledgor will, from time to time upon the reasonable request of Surge, promptly deliver to Surge such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to Surge, with respect to the Collateral as Surge may reasonably request and will, from time to time upon the request of Surge after the occurrence of any Event of Default, promptly cause the Pledgor to transfer any Pledged Shares or other capital stock constituting Collateral into the name of any nominee designated by Surge.

                    4.3 Continuous Pledge. Subject to Section 2.1, the Pledgor will, at all times, keep pledged to Surge pursuant hereto all Pledged Shares, all Distributions with respect thereto, and all other Collateral and other capital stock, instruments, proceeds and rights from time to time received by or distributable to the Pledgor in respect of the Pledged Property. Any Distributions on Pledged Shares consisting of capital stock will be certificated.

                    4.4 Voting Rights; etc. The Pledgor agree:

                    (a) if any Event of Default shall have occurred and be continuing and Surge shall have notified the Pledgor of Surge's intention to exercise its voting power under this Section:

                             (i) Surge may exercise (to the exclusion of the
Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other capital stock constituting Collateral and the Pledgor hereby grants Surge and its successors, heirs and assigns, an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                             (ii) Promptly to deliver to Surge such additional
proxies and other documents as may be necessary to allow Surge to exercise such voting power.

All Distributions and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor are then obligated to deliver to Surge, shall, until delivery to Surge, be held by the Pledgor separate and apart from their other property in trust for Surge. Surge agrees that unless an Event of Default shall have occurred and be continuing and Surge shall have given the notice referred to in this Section, the Pledgor shall have the exclusive power to exercise all voting and other consensual rights with respect to any capital stock (including any of the Pledged Shares) constituting Collateral and Surge shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise such powers with respect to any such capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would materially impair the value of any Collateral or be inconsistent with or violate any provision of the Pledgor Notes.

                    4.5 Maintenance of Existence; Compliance with Laws, etc. Global will

                    (a) preserve and maintain its legal existence; and

                    (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all Taxes, assessments and governmental charges imposed upon Global or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Global.

                    4.6 Maintenance of Properties. Global will maintain, preserve, protect and keep its respective properties in good repair, working order the condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by Global may be property conducted at all times, unless Global determines in good faith that the continued maintenance of such property is no longer economically desirable.

                    4.7 Insurance. Global will:

                    (a) maintain insurance on its property with financially
                        sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as Global, and

                    (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

                                    ARTICLE V
                           POWERS OF SURGE AS PLEDGEE

                    5.1 Surge Attorney-in-Fact. The Pledgor hereby irrevocably appoints Surge as the Pledgor's attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in his own name, from time to time in Surge's discretion, to take, upon the occurrence and during the continuance of any Event of

Default, any action and to execute any instrument which Surge may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

                    (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                    (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

                    (c) to file any claims or take any action or institute any proceedings which Surge may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Surge with respect to any of the Collateral.

The Pledgor and Global hereby acknowledge, consent and agree that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

                    5.2 Surge May Perform. If the Pledgor fails to perform any agreement contained herein, Surge may itself perform, or cause performance of, such agreement, and the expenses of Surge incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

                    5.3 Surge Has No Duty. The powers conferred on Surge hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Surge shall have no duty as to any Collateral or responsibility for:

                    (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not Surge has or is deemed to have knowledge of such matters, or

                    (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                    5.4 Reasonable Care. Surge is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, Surge shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgor reasonably request in writing from time to time, but failure of Surge to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. If an Event of Default has occurred and is continuing, Surge shall not be required to comply with any request of the Pledgor with respect to the matters described in this Section.

                                   ARTICLE VI
                                    REMEDIES

                    6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:


                    (a) Surge may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at Surge's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Surge may deem commercially reasonable. The Pledgor agree that at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Surge shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Surge may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (b) Surge may

                             (i) transfer all or any part of the Collateral into
the name of Surge or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder,

                             (ii) notify the parties obligated on any of the
Collateral to make payment to Surge of any amount due or to become due thereunder,

                             (iii) enforce collection of any of the Collateral
by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                             (iv) endorse any checks, drafts or other writings
in the Pledgor' name to allow collection of the Collateral,

                             (v) take control of any proceeds of the Collateral
and

                             (vi) execute (in the name, place and stead of the
Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

                    6.2. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, Surge is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Surge be liable nor accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                    6.3 Application of Proceeds. All cash proceeds received by Surge in respect of any sale of, collection from or other realization upon, all or any part of the Collateral may, in the discretion of Surge, be held by Surge as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to Surge pursuant to Section 6.4 below) in whole or in part by Surge against, all or any part of the Secured Obligations in such order as Surge shall elect. Any surplus of such cash or other proceeds held by Surge and remaining after the Fixed Assets Termination Date, shall be promptly paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                    6.4 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless Surge, and its successors and assigns from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from Surge's gross negligence or willful misconduct, and will upon demand pay to Surge the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Surge may incur, in each case, in connection with:

                    (a) the administration of this Pledge Agreement;

                    (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral;

                    (c) the exercise or enforcement of any of the rights of Surge hereunder; or

                    (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

                    7.1 Credit Document. This Pledge Agreement is a Credit Document executed pursuant to the Notes and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

                    7.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor hereto shall in any event be effective unless the same shall be in writing and signed by Surge and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                    7.3 Protection of Collateral. Surge may from time to time, at its option, and at the expense of the Pledgor, perform any act which the Pledgor agree hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and Surge may from time to time take any other action which Surge reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

                    7.4 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to the Pledgor, at the addresses or facsimile numbers of the Pledgor provided above, and, if to Surge, at the address or facsimile number provided above, or as to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a)(i) if mailed and properly addressed with postage prepaid or (ii) if properly addressed and sent by pre-paid courier service, shall be deemed given when such notice has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

                    7.5 Headings. The various headings of this Pledge Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

                    7.6 Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                    7.7 Governing Law. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS.

                    7.8 Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective and binding upon the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been received by Surge.

                    IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                   SURGE COMPONENTS, INC.


                                   By: /S/ Ira Levy
                                      --------------------------------------
                                           Ira Levy
                                           President


                                   GLOBAL DATATEL, INC.,
                                   Pledgor


                                   By:    /S/ Richard Baker
                                        ------------------------------------
                                           Richard Baker


                                           /S/ Richard Baker
                                     ---------------------------------------
                                           Richard Baker, Individually